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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-35901 on Form S-8 and Registration Statement No. 333-111687 on Form S-3 of Amphenol Corporation of our report dated February 4, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 on January 1, 2002), appearing in this Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
February 4, 2004

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  EXHIBIT 23